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EXHIBIT 5.1

                       KYLE L. TINGLE CPA, LLC LETTERHEAD



June 21, 2005


To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated June 16, 2005 accompanying the audited financial statements of AP Henderson Group as of December 31, 2004, in the Form 10-KSB, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.


Very truly yours,


/S/ Kyle L. Tingle

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC